Exhibit 2.1

Office of the Minnesota Secretary of State Certificate of Organization I, Steve Simon, Secretary of State of Minnesota, do certify that: The following business entity has duly complied with the relevant provisions of Minnesota Statutes listed below, and is formed or authorized to do business in Minnesota on and after this date with all the powers, rights and privileges, and subject to the limitations, duties and restrictions, set forth in that chapter. The business entity is now legally registered under the laws of Minnesota. Name: Norhart Invest LLC File Number: 1369813300028 Minnesota Statutes, Chapter: 322C This certificate has been issued on: 01/26/2023 Steve Simon Secretary of State State of Minnesota

Name Address: 1081 4th St. SW Suite #400 Forest Lake MN 55025 USA Office of the Minnesota Secretary of State Minnesota Limited Liability Company/Articles of Organization Minnesota Statutes, Chapter 322C The individual(s) listed below who is (are each) 18 years of age or older, hereby adopt(s) the following Articles of Organization: ARTICLE 1 - LIMITED LIABILITY COMPANY NAME: Norhart Invest LLC ARTICLE 2 - REGISTERED OFFICE AND AGENT(S), IF ANY AT THAT OFFICE: ARTICLE 3 - DURATION: PERPETUAL ARTICLE 4 - ORGANIZERS: Name: Michael S Kaeding Address: 1081 4th St SW Suite #400 Forest Lake MN 55025 USA If you submit an attachment, it will be incorporated into this document. If the attachment conflicts with the information specifically set forth in this document, this document supersedes the data referenced in the attachment. By typing my name, I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath. SIGNED BY: Michael S Kaeding MAILING ADDRESS: None Provided EMAIL FOR OFFICIAL NOTICES: tim.libertini@norhart.com

Articles of Organization of Norhart Invest LLC The undersigned, a natural person 18 years of age or older, herby adopts the following Articles of Organization to form a limited liability company ("Company") under Minnesota Statue, Chapter 322C. Article 1 The name of the Company is Norhart Invest LLC. Article 2 The office of the registered agent of the Company is as follows: 10814th St SW Suite#400 Forest Lake MN 5502S Article 3 The name and address of the organizer of the Company is as follows: Michael S. Kaeding 10814th St SW Suite#400 Forest Lake MN 5S02S Article 5 Each member's voting power corresponds to its percent ownership in the Company. No decision shall require more than a majority of the total voting power to approve. No member or director of the Company shall have any cumulative voting rights. Michael S. Ka Date

Work Item 1369813300028 Original File Number 1369813300028 STATE OF MINNESOTA OFFICE OF THE SECRETARY OF STATE FILED 01/26/2023 11:59 PM Steve Simon Secretary of State